                                  EXHIBIT 10(w)


                                    AGREEMENT


     Agreement made as of this 14th day of November, 1995, by and among Interleaf, Inc., a Massachusetts corporation having its principal place of business at Prospect Place, 9 Hillside Avenue, Waltham, Massachusetts 02154 ("Interleaf"), PruTech Research and Development Partnership III, a California Limited Partnership having its principal place of business at 440 Mission Court, Suite 250, Fremont, California 94539 ("PruTech"), and R & D Funding Corp., a Delaware corporation having its principal place of business at 40 Mission Court, Suite 250, Fremont, California 94539 ("R&D").

     WHEREAS, Interleaf and PruTech entered into a Joint Venture Agreement effective as of October 21, 1988 (the "Joint Venture Agreement"), pursuant to which the PruTech-Interleaf Joint Venture (the "Venture") was formed to develop, manufacture and market certain Research Products (as defined in the Joint Venture Agreement);

     WHEREAS, PruTech commenced a proceeding before the American Arbitration Association in Boston, Massachusetts on February 22, 1994 (the "Arbitration"), seeking arbitration of certain controversies between Interleaf and PruTech and claiming certain damages from Interleaf arising out of the transactions contemplated by the Joint Venture Agreement;

     WHEREAS, in connection with the Arbitration, Interleaf has denied any liability to PruTech and has asserted certain counterclaims against PruTech in its answering statement dated April 4, 1994;

     WHEREAS, Interleaf and PruTech desire to provide for the purchase by Interleaf of PruTech's interest in the Venture and the settlement of all disputes between them.

     NOW THEREFORE, in consideration of these premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   PURCHASE AND SALE OF VENTURE INTEREST.

          (a) PURCHASE AND SALE. Subject to and upon the terms and conditions of this Agreement, at the Closing (as defined in Section 1(c)), PruTech shall sell, assign and transfer to Interleaf, and Interleaf shall purchase from PruTech, all of PruTech's right, title and interest in and to the Venture.

          (b) CONSIDERATION; PAYMENT. In consideration for PruTech's interest in the Venture and the performance by PruTech of the other obligations set forth herein, Interleaf shall pay to PruTech the sum of $2,100,000 (two million one hundred thousand dollars) (the "Purchase Price"). At Interleaf's option, the Purchase Price shall be payable in cash, by the issuance of shares of Common Stock, $.01 par value per share, of Interleaf ("Common Stock"), or a combination thereof, as specified in Section 1(c). All Common Stock issued by Interleaf hereunder in payment of the Purchase Price shall be issued pursuant to the provisions of Section 7 hereof.

          (c) CLOSING; PAYMENT PROCEDURE. The closing ("Closing") of the purchase and sale hereunder shall take place on November 14, 1995 or such other date as PruTech and Interleaf shall mutually agree upon but in no event later than November 30, 1995. At the Closing, Interleaf shall deliver to PruTech, or its designee, one or more certified checks and/or one or more certificates for shares of Common Stock, at Interleaf's option, having an aggregate value equal to the Purchase Price. In the event that Interleaf delivers certificate(s) for shares of Common Stock as part or all of the Purchase Price, the number of shares of Common Stock to be conveyed to PruTech shall be determined by dividing
(i) (a) the Purchase Price, less the amount of any certified checks, multiplied by (b) 1.05, by (ii) the average Share Price for the ten (10) trading days immediately preceding the Closing. PruTech agrees that it shall not, without Interleaf's consent, sell, on any single trading day, more than 50,000 shares of Common Stock. In the event PruTech violates such daily volume limitation, Interleaf's sole remedy shall be as set forth in Section 1(d)(3) below.

          (d)  ADJUSTMENT.

               (1) In the event that the net cash proceeds from the sale by PruTech of all of the shares of Common Stock delivered hereunder shall be less than the Purchase Price minus the amount of any certified checks delivered in payment of the Purchase Price (a "Shortfall"), PruTech shall deliver to Interleaf a written notice identifying the amount of the Shortfall, accompanied by copies of all confirmations from the sales of such Common Stock. Within ten days of the delivery of such notice, Interleaf shall deliver to PruTech one or more additional certified checks and/or one or more additional certificates evidencing shares of Common Stock (issued pursuant to the provisions of Section 7 hereof) in an aggregate amount equal to the Shortfall. In the event that Interleaf delivers certificate(s) for shares of Common Stock in payment of the Shortfall, the number of shares of Common Stock to be conveyed to PruTech shall be determined by dividing (i) (a) the amount of such Shortfall, less the amount of any certified checks, multiplied by (b) 1.05, by (ii) the average Share Price for the ten (10) trading days immediately preceding the date of payment of such Shortfall. At any time prior to the receipt by PruTech of certified checks and/or net cash proceeds from the sale of Common Stock in the aggregate amount of the full Purchase Price, Interleaf may, at its option, deliver to PruTech a certified check in the amount of the remaining Purchase Price, whereupon PruTech shall deliver to Interleaf all remaining certificates for shares of Common Stock delivered to PruTech hereunder.

               (2) In the event that the amount of net cash proceeds received by PruTech prior to December 30, 1995 upon the sale of shares of Common Stock delivered hereunder, together with the amount of all certified checks delivered hereunder, exceeds the Purchase Price (a "Stock Gain"), PruTech shall, within ten (10) days after receipt of such Stock Gain, deliver to Interleaf a certified check in the amount of the Stock Gain together with any remaining certificates for shares of Common Stock delivered to PruTech hereunder.

               (3) Interleaf shall not be required to make the adjustment set forth in Section 1(d)(1) above in the event that (i) PruTech violates the daily limitation on sales of Common Stock set forth in Section 1(c) above, or (ii) PruTech delivers written notice requesting payment under Section 1(d)(1) after December 30, 1995. PruTech shall not be required to make the payment required under Section 1(d)(2) for any shares of Common Stock sold after December 30, 1995.

               (4) In the event that Interleaf fails to make payment as required under Section 1(d)(1) above, PruTech may, at its option, terminate this Agreement by delivering to Interleaf a certified check for the amount of the certified checks, if any, delivered at the Closing and for the net proceeds from the sale of all Common Stock received hereunder and certificate(s) evidencing any remaining shares of Common Stock, and, thereupon, all of the rights and releases granted hereunder shall be deemed rescinded and the rights of PruTech under the Joint Venture Agreement shall revert to PruTech in the same manner as existed prior to this Agreement.

          (e) SHARE PRICE. As used herein, the "Share Price" on a specified date shall be the closing price of the Common Stock in the National Market System, as reported by NASDAQ, on such date.

     2. CONSEQUENCES OF PURCHASE AND SALE; FURTHER ASSURANCES. For purposes of the rights and obligations of Interleaf set forth in Sections 8.2(d), 9.1(c), 9.2, 11.3, 11.4 and 12.1 of the Joint Venture Agreement, the Closing of the purchase and sale of PruTech's interest in the Venture hereunder shall be treated as the exercise of Interleaf's purchase option (sometimes referred to in the Joint Venture as the "Company's Buyout Option") pursuant to

Article XI of the Joint Venture Agreement (notwithstanding the terms of Section
11.1 of the Joint Venture Agreement); provided, however, that PruTech agrees and acknowledges that, anything to the contrary in the Joint Venture Agreement notwithstanding, upon payment in full of the Purchase Price: (i) PruTech shall not be entitled to any distribution of assets of the Venture (pursuant to Sections 12.2 or 12.3 of the Joint Venture Agreement or otherwise); (ii) Interleaf shall have no obligations, and PruTech shall have no rights, under any of the sections referred to in Section 12.4 of the Joint Venture Agreement; and
(iii) the security interest and all rights granted to PruTech pursuant to
Section 13.12 of the Joint Venture Agreement shall terminate and be of no further force and effect. PruTech shall, as soon as practicable after the Closing, (i) deliver to Interleaf all tangible manifestations of the Technology (as defined in the Joint Venture Agreement) and any other proprietary information of Interleaf in its possession, and (ii) execute and deliver to Interleaf such financing termination statements, patent or copyright assignments or other instruments as Interleaf may reasonably require in order to evidence the termination of the security interests granted pursuant to Section 13.12 of the Joint Venture Agreement.

     3. DISMISSAL OF ARBITRATION PROCEEDING. PruTech shall not take any further action with respect to the Arbitration until and unless Interleaf shall fail to make payment of the Purchase Price as provided herein. As soon as practicable after payment in full of the Purchase Price, PruTech shall file a stipulation of dismissal with prejudice in the Arbitration in such form as may be reasonably acceptable to Interleaf and take such other actions as Interleaf may reasonably require to advise the arbitrators that the Arbitration has been settled. Each party shall be responsible for its own fees and expenses in connection with the Arbitration.

     4. RELEASE BY PRUTECH AND R&D. Effective with the payment in full of the Purchase Price, PruTech and R&D shall release and forever discharge Interleaf from any and all debts, liabilities, obligations, promises, covenants, agreements, contracts, controversies, actions, causes of action, judgments, damages, expenses, claims and demands whatsoever, known or unknown, in law or at equity, which PruTech or R&D had, now has or hereafter may have against Interleaf for, or by reason of, any matter or cause whatsoever arising from or related to the Joint Venture Agreement, the operation of the Venture or the Arbitration, except for (i) obligations of Interleaf arising out of this Agreement, or (ii) obligations of Interleaf arising out of Sections 11.3 or 11.4 of the Joint Venture Agreement which obligations shall survive the termination of the Joint Venture Agreement.

     5. RELEASE BY INTERLEAF. Effective with the payment in full of the Purchase Price, Interleaf hereby releases and forever discharges PruTech and R&D from any and all debts, liabilities, obligations, promises, covenants, agreements, contracts, controversies, actions, causes of action, judgments, damages, expenses, claims and demands whatsoever, known or unknown, in law or at equity, which Interleaf had, now has or hereafter may have against PruTech or R&D for, or by reason of, any matter or cause whatsoever arising from or related to the Joint Venture Agreement, the operation of the Venture or the Arbitration, except for obligations arising out of this Agreement.

     6. REPRESENTATIONS AND COVENANTS OF PRUTECH. PruTech hereby represents and covenants to Interleaf as follows:

          (a) AUTHORITY. PruTech has the full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (b) OWNERSHIP OF INTEREST IN VENTURE. PruTech has not previously sold, transferred, assigned, pledged or otherwise disposed of any part of its interest in the Venture, whether voluntarily or by operation of law. PruTech has not incurred any obligations in the name of or on behalf of the Venture.

          (c) ENFORCEABILITY. The Agreement has been duly executed by PruTech and constitutes the valid and binding obligation of PruTech, enforceable against PruTech in accordance with its terms.

          (d) NO CONFLICTS. The execution, delivery and performance of this Agreement and compliance with the provisions hereof by PruTech will not, with or without the giving of notice or the passage of time or both, (i) violate any judgment, decree, order or award of any court, administrative agency or other governmental body binding upon Interleaf, or (ii) conflict with or result in any breach of any term, condition or provision of, or constitute a default under, any agreement to which PruTech is a party.

          (e)  SHARES.   With respect to any shares of Common Stock acquired
hereunder, (i) PruTech is acquiring such shares for its own account for investment and not with a view to, or for sale in connection with, any distribution in violation of the Securities Act of 1933, or any rule or regulation thereunder, (ii) PruTech understands that the shares are "restricted shares" within the meaning of Rule 144 under the Securities Act of 1933, and cannot be sold, transferred or otherwise disposed of except pursuant to a registration statement under the Securities Act of 1933 or a valid exemption from registration.

     7. REPRESENTATIONS AND COVENANTS OF INTERLEAF. Interleaf hereby represents and covenants to PruTech as follows:

          (a) AUTHORITY. Interleaf has the full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          (b) AUTHORIZATION OF SHARES. All shares of Common Stock of Interleaf to be issued to PruTech hereunder have been duly authorized for issuance and, upon issuance pursuant to the terms hereof, will be validly issued, fully paid and non-assessable. No stockholder of Interleaf has any pre-emptive right to subscribe for or purchase any of such shares of Common Stock.

          (c) ENFORCEABILITY. This Agreement has been duly executed by the Interleaf and constitute the valid and binding obligation of Interleaf, enforceable against Interleaf in accordance with its terms.

          (d) NO CONFLICTS. The execution, delivery and performance of this Agreement, and compliance with the provisions hereof by Interleaf will not, with or without the giving of notice or the passage of time or both, (i) violate any judgment, decree, order or award of any court, administrative agency or other governmental body binding upon Interleaf, or (ii) conflict with or result in any breach of any term, condition or provision of, or constitute a default under, any agreement to which Interleaf is a party.

          (e) REGISTRATION. If Interleaf elects to issue shares of Common Stock in payment of any portion of the Purchase Price, the resale of such shares by PruTech shall be registered under the Securities Act of 1933, as amended. In connection with any such registration, Interleaf shall deliver to PruTech at or prior to the Closing, a currently effective prospectus relating to the shares (the "Prospectus").

          (f) NASDAQ LISTING. If Interleaf elects to issue shares of Common Stock in payment of any portion of the Purchase Price, prior to the Closing Interleaf shall take all actions required to cause such shares to be fully authorized for inclusion in the NASDAQ National Market System upon official notice of issuance. After the Closing, for so long as Interleaf shall have any shares of its Common Stock included in the National Market System or listed for trading on a national securities exchange, and for so long as PruTech continues to hold any shares of Common Stock, Interleaf shall continue to take such action as shall be required to keep the shares so included or listed for trading on a national securities exchange.

          (g) DELIVERY OF PUBLIC DOCUMENTS. Interleaf has delivered to PruTech copies of (i) Interleaf's 1995 Annual Report to stockholders and (ii) Interleaf's Annual Report on From 10-K for the fiscal year ended March 31, 1995 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, as filed with the Securities and Exchange Commission. As of the date of this Agreement, Interleaf has not filed with the Securities and Exchange Commission any report on Form 8-K since March 31, 1995. From the date hereof through the Closing, Interleaf will contemporaneously deliver to PruTech copies of all further filings made by Interleaf with the Securities and Exchange Commission. All documents delivered or to be delivered to PruTech pursuant to Section 7(g) are hereinafter referred to as the "Public Documents".

          (h) REPRESENTATIONS REGARDING PUBLIC DOCUMENTS. The Public Documents do not and will not, and the Prospectus (if and one is delivered to PruTech) will not, contain any misstatement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they are made and as of the respective dates of such statements, not misleading.

     8.   MISCELLANEOUS PROVISIONS.

          (a) ASSIGNMENT. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Agreement shall be binding and inure to the benefit of the parties hereto and their successors and permitted assigns.

          (b) SEVERABILITY. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular provision held to be unenforceable.

          (c) NOTICES. Except for the notices contemplated in Section 1(d) hereof, which may be made by facsimile transmission, all notices or other communications in connection with this Agreement shall be in writing and either delivered in person or sent via certified mail, postage and fees prepaid, return receipt requested, and addressed to the other party at the address specified in this Agreement, attn: President, or such other address as the addressee shall have specified by notice hereunder.

          (d)  ENTIRE AGREEMENT.   This Agreement constitutes the entire
agreement among the parties with reference to the subject matter hereof. No waiver, consent, modification or change of the terms of this Agreement shall bind any party unless in writing signed by all parties by their duly authorized representatives.

          (e) WAIVER. The waiver by any party of a breach or default of any provision of this Agreement by any other party shall not be construed as a waiver of any succeeding breach or default of the same or any other provision, nor shall any delay or omission on the part of a party to exercise or avail itself of any right, power or privilege that it may have hereunder operate as a waiver of any right, power or privilege by such party.

          (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          (g) HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not be considered in interpreting or construing this Agreement.

          (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed as an instrument under seal as of the date first written above.

                                  Interleaf, Inc.



                                  By: /s/ JOHN HYVNAR
                                      -------------------------

                                  Title: GENERAL COUNSEL
                                         ----------------------




                                  PruTech Research and Development
                                   Partnership III, a California
                                   Limited Partnership

                                  By:   R & D Funding Corp.,
                                         General Partner


                                        By: /s/ RUSSELL ALLEN
                                            -----------------------

                                        Title: PRESIDENT
                                               --------------------


                                  R & D Funding Corp.


                                  By: /s/ RUSSELL ALLEN
                                      -------------------------
                                  Title: PRESIDENT
                                         ----------------------